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                                                                   Exhibit 21.1

                             LIST OF SUBSIDIARIES OF
                       NAVIGATION TECHNOLOGIES CORPORATION
                            (A DELAWARE CORPORATION)

1.       Navigation Technologies North America, Inc. (a Delaware corporation)
2.       Navigation Technologies International, Inc. (a Delaware corporation)
3.       Navigation Technologies Kabushiki Kaisha (a Japan corporation)
4.       Navigation Technologies Canada, Inc. (an Ontario corporation)
5.       Navigation Technologies B.V. (a Netherlands corporation)
6.       Navigation Technologies GmbH (an Austria corporation)
7.       NV Navigation Technologies SA (a Belgium corporation)
8.       Navigation Technologies S.A.S. (a France corporation)
9.       Navigation Technologies NavTech GmbH (a Germany corporation)
10.      Navigation Technologies S.r.l. (an Italy corporation)
11.      Navigation Technologies - Technologias de Navegacao,
         Unipessoal, Ltd (a Portugal corporation)
12.      Navigation Technologies S.L. (a Spain corporation)
13.      Navigation Technologies Sweden AB (a Sweden corporation)
14.      Navigation Technologies (NavTech) GmbH (a Switzerland corporation)
15.      Navigation Technologies Ltd. (a United Kingdom corporation)